                                                                    EXHIBIT 99.1




O'CHARLEY'S INC.
NEWS RELEASE


CONTACT: Meg Bayless                            Tripp Sullivan
         Public Relations Manager               Corporate Communications, Inc.
         (615) 782-8940                         (615) 254-3376


                 O'CHARLEY'S INC. REPORTS THIRD QUARTER RESULTS

NASHVILLE, Tenn. (November 1, 2004) -- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today reported revenues and earnings per share for the 12-week and 40-week periods ended October 3, 2004.

O'Charley's Inc. Financial and Operational Highlights

         For the 12-week period ended October 3, 2004, earnings per diluted share increased 19.2% to $0.18 compared with $0.15 per share in the 12-week period ended October 5, 2003. These results include severance-related expenses of approximately $0.02 per diluted share as well as the $0.02 per diluted share negative impact of Hurricane Ivan announced earlier in the quarter. Revenues in the third quarter increased 10.2% to $200.3 million from $181.7 million in the prior-year period. Net earnings for the third quarter increased 20.9% to $4.1 million compared with $3.4 million in the prior-year period.

         Earnings per diluted share for the 40 weeks ended October 3, 2004, were $0.75 compared with $0.83 per diluted share for the 40 weeks ended October 5, 2003. Revenues rose 16.2% to $669.2 million from $576.0 million in the prior-year period. Net earnings for the 40-week period were $17.1 million compared with $18.4 million in the prior-year period.

         Gregory L. Burns, chairman and chief executive officer of O'Charley's Inc. stated, "We are pleased with the sales and operating performance of each of our concepts in the third quarter and the year-over-year improvement in earnings growth. Consistent with our announcement earlier in the quarter, the pre-tax impact from the hurricanes in the Southeast accounted for approximately $600,000, or $0.02 per diluted share, as a total of 62 O'Charley's restaurants, or 28% of our store base, were affected in eight states. An incredible effort from our associates in those markets who focused on preparing our stores for the storms and on serving their affected communities mitigated what could have been a much greater impact to our operations. We also incurred pre-tax severance-related expenses of approximately $600,000, or $0.02 per diluted share. Our results year to date and in the third quarter also overcame the effect of higher commodity costs that we estimate have affected us by approximately $0.22 per diluted share for the 40 weeks ended October 3, 2004 and approximately $0.05 per diluted share for the third quarter compared with the prior-year periods. Although up almost 3% in the third quarter from the prior-year period, commodity costs, particularly red meat and poultry, moderated sequentially from the second quarter and we anticipate they will continue to moderate in the fourth quarter."

O'Charley's Restaurants

         Restaurant sales for O'Charley's increased 10.2% to $134.9 million for the third quarter. Same store sales for the third quarter were up 2.8% when compared with the prior-year period and up 3.3% for the first 40 weeks when compared with last year. Three new O'Charley's restaurants opened during the third quarter and one has opened to date in the fourth quarter, bringing the total number of O'Charley's


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            3038 Sidco Drive - Nashville, TN 37204 - (615) 256-8500

CHUX Reports Third Quarter Results
Page 2
November 1, 2004


restaurants to 220. The Company is on track to open a total of approximately 15 new O'Charley's restaurants in 2004, with all restaurants expected to open in existing markets.

         Commenting on the third quarter results for O'Charley's, Mr. Burns stated, "We are very pleased with the continued improvement in sales and contribution to earnings from our O'Charley's concept. Despite the loss of sales and the cost of repairs and preparations associated with the hurricanes in a substantial portion of our store base, we were able to generate same store sales growth at the high end of our forecast. Consistent with trends experienced over the last several quarters, same store sales growth was driven by a 2.4% increase in customer counts."

Ninety Nine Restaurant & Pub Restaurants

         Restaurant sales for Ninety Nine increased 10.3% to $58.6 million for the third quarter. Same store sales for the third quarter were up 0.9% compared with the prior-year period and up 1.5% for the first 40 weeks of fiscal 2004. Four new Ninety Nine restaurants opened in the third quarter, bringing the total to 95 Ninety Nine restaurants. The Company is on track to open a total of approximately 12 new Ninety Nine restaurants in 2004, opening primarily in existing markets.

         Mr. Burns stated, "While we experienced same store sales growth during the quarter, we are disappointed in the 2.8% decrease in customer counts. This decrease is consistent with information we have seen for other concepts in the greater-Boston area. As evidenced by strong operating metrics and continued high employee retention, we believe the Ninety Nine concept is continuing to operate at its historically high levels. We are also achieving additional synergies from sourcing more items from our main commissary and are investing in other opportunities to create additional operating efficiencies."

Stoney River Legendary Steaks Restaurants

         Third quarter sales for Stoney River Legendary Steaks increased 4.8% to $5.2 million. Same store sales increased 4.8% for the third quarter compared with the prior-year period and are up 7.0% for the year-to-date period.

         Mr. Burns added, "We continue to be pleased with the sales and operating results at Stoney River. Although we will not open any Stoney River restaurants in 2004, we have now reached the stage in the development of this concept where we are ready to accelerate its growth. We have already begun securing a number of sites for new openings in 2005 and beyond."

Outlook for Fourth Fiscal Quarter of 2004

         The Company stated that it expects to report net earnings of $0.24 to $0.26 per diluted share for the fourth quarter ending December 26, 2004. These projected results for the fourth fiscal quarter are based upon anticipated increases in same store sales of 1% to 3% and two additional restaurants for the O'Charley's concept and same store sales of flat to up 2% and four new restaurants for the Ninety Nine concept in the fourth quarter.

Investor Conference Call and Web Simulcast

         O'Charley's Inc. will conduct a conference call on its third quarter earnings release on November 1, 2004, at 11:00 a.m. EST. The number to call for this interactive teleconference is (719) 457-2621. A replay of the conference call will be available through November 8, 2004, by dialing (719) 457-0820 and entering the confirmation number, 911419.



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CHUX Reports Third Quarter Results
Page 3
November 1, 2004



         The Company will also provide an on-line Web simulcast and rebroadcast of the conference call. The live broadcast of the Company's quarterly conference call will be available on-line at the Company's Website at www.ocharleys.com, as well as www.streetevents.com, www.fulldisclosure.com and www.vcall.com on November 1, 2004, beginning at 11:00 a.m. EST. The on-line replay will follow shortly after the call and continue until November 15, 2004.

         O'Charley's Inc. operates 220 company-owned O'Charley's restaurants in 16 states in the Southeast and Midwest with one franchised O'Charley's restaurant in Michigan. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub in 97 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

         This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to increase operating margins and sustain increases in same store sales at its O'Charley's restaurants; the effect that increases in food, labor and other expenses have on our results of operations; the adverse impact of the Hepatitis A occurrence and the related litigation on the Company's results of operations; the possible adverse effect on our sales of any decrease in consumer spending; the effect of increased competition; and the other risks described in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



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
CHUX Reports Third Quarter Results
Page 4
November 1, 2004


                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
               12 WEEKS ENDED OCTOBER 3, 2004 AND OCTOBER 5, 2003



                                                                       2004                           2003
                                                            --------------------------      ------------------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
       Restaurant sales                                     $198,694              99.2%     $180,528           99.3%
       Commissary sales                                        1,518               0.8%        1,192            0.7%
       Franchise revenue                                          65               0.0%            0            0.0%
                                                            --------------------------      -----------------------
                                                             200,277             100.0%      181,720          100.0%
Costs and Expenses:
       Cost of restaurant sales:
          Cost of food and beverage                           60,952              30.7%       54,646           30.3%
          Payroll and benefits                                65,798              33.1%       61,494           34.1%
          Restaurant operating costs                          37,191              18.7%       34,229           19.0%
       Cost of commissary sales                                1,435               0.7%        1,131            0.6%
       Advertising, general and administrative expenses       14,723               7.4%       12,010            6.6%
       Depreciation and amortization                           9,401               4.7%        8,817            4.9%
       Pre-opening costs                                       1,579               0.8%        1,579            0.9%
                                                            --------                        --------
                                                             191,079              95.4%      173,906           95.7%
                                                            --------------------------      -----------------------

Income from Operations                                         9,198               4.6%        7,814            4.3%

Other (Income) Expense:
       Interest expense, net                                   3,159               1.6%        3,264            1.8%
       Other, net                                                 98               0.0%           25            0.0%
                                                            --------------------------      -----------------------
                                                               3,257               1.6%        3,289            1.8%
                                                            --------------------------      -----------------------

Earnings Before Income Taxes                                   5,941               3.0%        4,525            2.5%
Income Taxes                                                   1,823               0.9%        1,118            0.6%
                                                            --------------------------      -----------------------
Net Earnings                                                $  4,118               2.1%     $  3,407            1.9%
                                                            ==========================      =======================

Basic Earnings per Share:
       Earnings per Common Share                            $   0.18                        $   0.15
                                                            ========                        ========
       Weighted Average Common Shares Outstanding             22,556                          22,162
                                                            ========                        ========

Diluted Earnings per Share:
       Earnings per Common Share                            $   0.18                        $   0.15
                                                            ========                        ========
       Weighted Average Common Shares Outstanding             22,846                          22,539
                                                            ========                        ========


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
CHUX Reports Third Quarter Results
Page 5
November 1, 2004


                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
               40 WEEKS ENDED OCTOBER 3, 2004 AND OCTOBER 5, 2003



                                                                       2004                            2003
                                                            ---------------------------     --------------------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
       Restaurant sales                                     $663,344              99.1%   $571,821              99.3%
       Commissary sales                                        5,766               0.9%      4,197               0.7%
       Franchise revenue                                          65               0.0%          0               0.0%
                                                            --------------------------    ---------------------------
                                                             669,175             100.0%    576,018             100.0%
Costs and Expenses:
       Cost of restaurant sales:
          Cost of food and beverage                          202,385              30.5%    165,486              28.9%
          Payroll and benefits                               222,937              33.6%    190,124              33.2%
          Restaurant operating costs                         120,509              18.2%    105,124              18.4%
       Cost of commissary sales                                5,446               0.8%      3,954               0.7%
       Advertising, general and administrative expenses       47,940               7.2%     40,517               7.0%
       Depreciation and amortization                          30,107               4.5%     27,423               4.8%
       Preopening costs                                        4,257               0.6%      5,535               1.0%
                                                            --------                      --------
                                                             633,581              94.7%    538,163              93.4%
                                                            --------------------------    --------------------------

Income from Operations                                        35,594               5.3%     37,855               6.6%

Other (Income) Expense:
       Interest expense, net                                  10,250               1.5%     10,425               1.8%

       Other, net                                                106               0.0%        (98)              0.0%
                                                            --------------------------    --------------------------
                                                              10,356               1.5%     10,327               1.8%
                                                            --------------------------    --------------------------

Earnings Before Income Taxes                                  25,238               3.8%     27,528               4.8%
Income Taxes                                                   8,152               1.2%      9,112               1.6%
                                                            --------------------------    --------------------------
Net Earnings                                                $ 17,086               2.6%   $ 18,416               3.2%
                                                            ==========================    ==========================

Basic Earnings per Share:
       Net Earnings                                         $   0.76                      $   0.86
                                                            ========                      ========
       Weighted Average Shares Outstanding                    22,431                        21,507
                                                            ========                      ========

Diluted Earnings per Share:
       Net Earnings                                         $   0.75                      $   0.83
                                                            ========                      ========
       Weighted Average Shares Outstanding                    22,802                        22,222
                                                            ========                      ========

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
CHUX Reports Third Quarter Results
Page 6
November 1, 2004


                                O'CHARLEY'S INC.
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                    AT OCTOBER 3, 2004 AND DECEMBER 28, 2003




                                                              2004               2003
                                                          ------------       ------------
                                                                   (IN THOUSANDS)

Cash                                                      $      4,902       $      9,574
Other current assets                                            51,068             39,930
Property and equipment, net                                    444,830            429,361
Goodwill and other intangible assets                           118,995            118,990
Other assets                                                    21,908             22,380
                                                          ------------       ------------
      Total assets                                        $    641,703       $    620,235
                                                          ============       ============

Current portion of long-term debt and capital leases      $     10,901       $     10,031
Other current liabilities                                       77,242             69,767
Deferred income taxes                                            8,279              6,940
Long-term debt, net of current portion                         152,582            165,145
Capitalized lease obligations, net of current portion           30,109             34,453
Other liabilities                                               36,973             30,764
Shareholders' equity                                           325,617            303,135
                                                          ------------       ------------
      Total liabilities and shareholders' equity          $    641,703       $    620,235
                                                          ============       ============




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